Exhibit 99.7
Execution Copy
Class A-2 Notes Interest Rate Swap
CONFIRMATION FOR U.S. DOLLAR INTEREST RATE SWAP TRANSACTION
UNDER 1992 MASTER AGREEMENT
TO:	Honda Auto Receivables 2008-2 Owner Trust (“Party B”) c/o American Honda Finance Corporation 20800 Madrona Avenue Torrance, CA 90503 Attention: Treasury Manager

FROM:	JPMorgan Chase Bank, N.A. (“Party A”) 270 Park Avenue, 41st Floor New York, New York 10017-2070 DATE: December 16, 2008
Our Reference Nos: 6900111732019
The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between the parties hereto on the Trade Date specified below (the “Swap Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below.
1. The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Terms not otherwise defined herein or in the Definitions shall have the respective meanings set forth in the Indenture, dated as of December 1, 2008 (the “Indenture”), between Party B, as issuer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between the parties hereto dated as of December 16, 2008 (the “Agreement”), and all provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below.
Party A and Party B acknowledge that this Swap Transaction relates to the Class A-2 Floating Rate Asset Backed Notes issued by Party B for value pursuant to and subject to the Indenture (the “Reference Notes”).

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:	December 8, 2008

Effective Date:	December 16, 2008

Termination Date:	The earliest of (i) the final Payment Date for the Class A-2 Notes and (ii) the date on which the Notional Amount hereunder has been reduced to zero, subject to early termination in accordance with the terms of the Agreement.

Calculation Periods:	For each Payment Date, the period from and including the immediately preceding Payment Date to, but excluding, such Payment Date, during the Term of this Swap Transaction, except that (a) the initial Calculation Period will commence on, and include, the Effective Date, and (b) the final Calculation Period will end on, but exclude, the Termination Date.

Notional Amounts:	For each Calculation Period, the Outstanding Amount of the Reference Notes as of the close of business on the first day of each Floating Rate Calculation Period.

Upfront Payment:

Upfront Payment:	On the Effective Date, Party B shall pay Party A the Upfront Payment Amount.

Upfront Payment Amount:	USD 511,023.00.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	The 21st day of each month, commencing January 21, 2009, subject to the Following Business Day Convention.

Fixed Rate:	5.62165%

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Payer Payment Amounts:	For each Payment Date, in respect of a Calculation Period, the product of (a) the Fixed Rate, (b) the Fixed Rate Day Count Fraction and (c) the Notional Amount for such Calculation Period.

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Payment Dates:	Each Fixed Rate Payer Payment Date.

Floating Rate:	USD-LIBOR-BBA.

Designated Maturity:	One month.

Spread:	3.50%

Initial Floating Rate:	To be determined.

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Payer Payment Amounts:	For each Payment Date in respect of a Floating Rate Calculation Period, the product of (a) the Floating Rate plus the Spread, (b) the Floating Rate Day Count Fraction, and (c) the Notional Amount.

Compounding:	Inapplicable

Business Days:	New York, NY, Wilmington, DE and Los Angeles, CA.

Business Day Convention:	Following.

Calculation Agent:	Party A

3. Calculation of Market Quotation or Loss Following a Designation of an Early Termination Date. Upon the designation of an Early Termination Date with respect to this Transaction (other than an Early Termination Date designated as a result of a “Redemption Date” as defined in the Indenture), the relevant party in calculating the Market Quotation or Loss, as appropriate, for this Transaction shall take into account the anticipated amortization of the Class A-2 Notes for all Calculation Periods that would have otherwise fallen after such Early Termination Date.
4. Account Details.
Payments to Party A:
To be provided in writing by Party A.
Payments to Party B:
To be provided in writing by the Administrator on behalf of Party B.
[Signature Page Follows]

Execution Copy
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.
Yours sincerely,
JPMORGAN CHASE BANK, N.A.

By:

Name:
Title:

Confirmed as of the date above: HONDA AUTO RECEIVABLES 2008-2 OWNER TRUST By: Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee on behalf of the Trust
By:
Name:
Title:

By:
Name:
Title:

Confirmation Signature Page